UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2013

The Boston Beer Company, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	001-14092 (Commission File Number)	04-3284048 (IRS Employer Identification No.)

One Design Center Place, Suite 850, Boston, MA (Address of principal executive offices)	02210 (Zip Code)

Registrant’s telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2013 Annual Meeting of Stockholders on May 29, 2013 at which a quorum was present and acting throughout. The proposals submitted by the Board of Directors to a vote of stockholders, and the results of the voting on each proposal, are indicated below.

Item 1. The following Class A Directors were elected for a term of one (1) year and until their successors are duly elected and qualified:

Class A Director Name	Shares Voted For	Shares Withheld

David A. Burwick	6,607,624	40,081
Pearson C. Cummin III	5,202,010	1,445,695
Jean-Michel Valette	6,590,407	57,298

There were no broker non-votes in connection with the election of the Class A Directors.

Item 2. The stockholders approved, on an advisory basis, the 2012 compensation of the Named Executive Officers as disclosed in the Company’s proxy statement for the 2013 Annual Meeting of Stockholders. The results of the advisory vote are set forth below:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes

6,409,760	37,086	200,859	0

Item 3. The following Class B Directors were elected for a term of one (1) year and until their successors are duly elected and qualified:

Class B Director Name	Shares Voted For	Shares Withheld

Cynthia A. Fisher	4,007,355	0
C. James Koch	4,007,355	0
Jay Margolis	4,007,355	0
Martin F. Roper	4,007,355	0
Gregg A. Tanner	4,007,355	0

There were no broker non-votes in connection with the election of the Class B Directors.

Item 4. The sole owner of Class B Common Stock ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 28, 2013.

No other matters came before the meeting.

Item 7.01.	Regulation FD Disclosure.

At its meeting held on May 29, 2013, the Board of Directors of the Company increased the aggregate expenditure limit for the Company’s Stock Repurchase Program by $25,000,000, thereby increasing the limit from $300,000,000 to $325,000,000. The Board of Directors also approved an increase in 2013 expenditures on capital projects, resulting in an estimated 2013 capital spending of between $85 million and $105 million.

Item 8.01.	Other Events.

At its meeting held on May 29-30, 2013, upon the recommendation of the Compensation Committee, the Board of Directors of the Company voted to amend the Compensation Committee Charter, a copy of which has been posted on the Company’s investor website. Also, at the meeting the members of the standing committees of the Board of Directors were appointed as set forth below, effective immediately:

Audit Committee	Gregg A. Tanner (Chair)
Pearson C. Cummin, III
Jay Margolis
Jean-Michel Valette

Compensation Committee	Pearson C. Cummin, III (Chair)
David A. Burwick
Jay Margolis

Nominating/Governance	David A. Burwick (Chair)
Committee	Jay Margolis
Jean-Michel Valette

On May 30, 2013, upon the recommendation of the Nominating/Governance Committee, the Board of Directors voted to establish the position of Lead Director and adopted a Charter for the position, a copy of which has been posted on the Company’s investor website. Jean-Michel Valette was appointed the Lead Director to serve for a term of one year. It was also determined appropriate that the Lead Director should receive additional cash compensation for serving as such. The Board authorized the Compensation Committee to set the amount of such compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc. (Registrant)

Date: May 31, 2013	/s/ Martin F. Roper
Martin F. Roper
President and CEO
(Signature)*

*Print name and title of the signing officer under his or her signature.

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